UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2025

DallasNews CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8869
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, $0.01 par value	DALN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.  Results of Operations and Financial Condition.

On March 17, 2025, DallasNews Corporation (the “Company”) announced its consolidated financial results for the fourth quarter and full year ended December 31, 2024. A copy of the announcement press release is furnished with this report as Exhibit 99.1.

Item 8.01.  Other Events.

As previously disclosed, on February 19, 2025, following a hearing before The Nasdaq Stock Market LLC (“Nasdaq”) Hearings Panel (the “Panel”), the Company received a written notice from the Office of the General Counsel of Nasdaq indicating that the Panel had granted the Company’s request to continue its listing on Nasdaq, provided that the Company demonstrates compliance with the minimum stockholders’ equity continued listing standard set forth under Rule 5550(b)(1) of the Nasdaq Listing Rules (the “Stockholders’ Equity Requirement”) on or before May 15, 2025.

The Company has reported shareholders’ equity of $6.8 million as of December 31, 2024. Accordingly, the Company was in compliance with the Stockholders’ Equity Requirement as of December 31, 2024 and believes that it is in compliance with the Stockholders’ Equity Requirement as of the date of this Current Report on Form 8-K.

Nasdaq will continue to monitor the Company’s ongoing compliance with the Stockholders’ Equity Requirement. If, at the time of its next periodic report, the Company does not evidence compliance with the Stockholders’ Equity Requirement, the Company may be subject to delisting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by DallasNews Corporation on March 17, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 17, 2025	DALLASNEWS CORPORATION

	By:	/s/ Catherine G. Collins
Catherine G. Collins
Chief Financial Officer